UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2006

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 16, 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 123 (Revised 2004), Share-Based Payment (“FAS 123(R))” which is a revision of FASB Statement 123, Accounting for Stock-Based Compensation. Boston Private Financial Holdings, Inc. (the “Company”) was required to adopt FAS 123(R) effective on January 1, 2006.

At May 31, 2006, the Company has three stock-based compensation plans. These plans encourage and enable the officers, employees, non-employee directors and other key persons of the Company to acquire a proprietary interest in the Company. Prior to January 1, 2006, the Company accounted for two of these plans under the intrinsic-value based method under APB Opinion 25, Accounting for Stock-Based Compensation. The Company adopted the fair value recognition provisions of FAS 123(R), using the modified retrospective application method. Under the modified retrospective application method, the Company has adjusted all applicable prior periods to reflect the effects of applying FAS 123(R). We are therefore updating and adjusting our consolidated financial statements and selected footnotes thereto originally reported within our Annual Report on Form 10-K for the year ended December 31, 2005 (“Annual Report”) in this Current Report on Form 8-K as set forth in Exhibit 99.1. The updates do not represent a restatement of previously issued financial statements. We have not modified or updated any other disclosures presented in our 2005 Annual Report on Form 10-K. All other information in the Form 10-K remains unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ Robert J. Whelan
Name:	Robert J. Whelan
Title	Chief Financial Officer and EVP

Date: May 31, 2006

Exhibit Index

Exhibit Number	Exhibit

Exhibit 99.1	Consolidated Financial Statements and Selected Footnotes

Exhibit 99.2	Consent of KPMG LLP, an independent registered public accounting firm